UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 6, 2003
                                 Date of Report
                        (Date of Earliest Event Reported)


                             WESTON TECHNOLOGIES CORP.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                  (State or Other Jurisdiction of Incorporation)

                   000-49856                         75-3022004
          (Commission File Number)       (IRS Employer Identification No.)

                     524 Westgate Drive, Edison, New Jersey 08820
             (Address of Principal Executive Offices, including ZIP Code)

                                 (908) 412-9210
                  Registrant's Telephone Number, including Area Code

                                   Not Applicable
            (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Event

   On November 3, 2003, Weston Technologies Corp. (the "Company") entered into a Share Subscription Agreement with Centreford Investment Ltd. ("Centreford"), a corporation registered in the British Virgin Islands, pursuant to which Centreford agreed to purchase 802,500 shares of the Company's common stock at a price of $8 per share for an aggregate consideration of $6,420,000. Under the Agreement, the Company also granted Centreford an option to subscribe an additional 120,000 shares of the Company's common stock at an exercise price of $9 per share for an aggregate consideration of $1,080,000 within one (1) year of the execution of this Agreement.



                                    SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


Weston Technologies Corp.


By: /s/  Yin Sen Wong
----------------------------
Yin Sen Wong, CEO & Chairman

Date:  November 6, 2003